Exhibit 99.1

Waitr Holdings Reports Preliminary First Quarter 2020 Results and Provides Business Update

LAFAYETTE, LA, April 16, 2020 — Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr” or the “Company”), a leader in on-demand food ordering and delivery, today reported certain preliminary, unaudited financial results for the first quarter ended March 31, 2020. The Company also provided a business update on certain measures taken in response to the coronavirus (COVID-19) pandemic as well as the implementation of certain strategic initiatives.

Preliminary Unaudited First Quarter 2020 Results

Based on preliminary financial results, the Company expects to report the following for the first quarter of 2020:

•	Revenue of approximately $44 million;

•

Net loss of between $2 million and $3 million, which includes approximately $2 million of depreciation and amortization expense, $3 million of interest expense and $1 million of non-cash stock compensation expenses;

•	Adjusted EBITDA[1] between $3 million and $4 million;

•	As of March 31, 2020, cash on hand of approximately $39 million.

Business Update

“As these uncertain times continue, we are constantly evaluating how to better support our local communities, employees, restaurant partners, diners and drivers,” said Carl Grimstad, CEO of Waitr. “Since the COVID-19 outbreak has intensified in the U.S., Waitr has begun offering no-contact delivery for all restaurant orders; has started offering no-contact grocery delivery in some markets; is working with restaurant partners to waive diner delivery fees; is deploying free marketing programs for restaurants; and is providing gloves to drivers. The Company will also soon be supplying masks to drivers. The Company is committed to paying any employee who gets quarantined or contracts the coronavirus and our customer support and corporate staff have been successfully working remotely during the last month.”

“Earlier this year, we implemented several strategic initiatives with a focus on improving revenue per order, cost per order, cash flow and profitability. We believe these actions allowed us to stabilize and position the Company for the long term,” continued Grimstad.  “We are pleased to announce that Waitr realized its first ever profitable month in February 2020, which we believe was an extraordinary result given the short period of time since we implemented our strategic initiatives. One of the major initiatives we successfully implemented, which is close to completion, was switching to an independent contractor driver model. As the COVID-19 pandemic became more widespread in the U.S., we experienced a decrease in orders in mid-March; however, orders started to rebound towards the end of March and have continued to grow in April. Driver supply is at an all-time high and new restaurants are signing up for our services rapidly. While the current circumstances remain inherently uncertain, we are encouraged by our preliminary financial results and believe the current situation has only further proved the importance of Waitr’s services.”

[1]	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of GAAP net loss to Adjusted EBITDA is included under “Non-GAAP Financial Measure”.

Preliminary Results

The financial results presented in this press release are preliminary, estimated and unaudited and constitute forward looking statements. They are subject to the completion and finalization of Waitr’s financial and accounting procedures and reflect management’s estimates based solely upon information available to management as of the date of this press release. We have provided ranges for the certain estimated financial results described above primarily because our financial closing procedures for the first quarter ended March 31, 2020 are not yet complete. Further information learned during that completion and finalization may alter the final results. In addition, the preliminary estimates should not be viewed as a substitute for full quarter financial statements prepared in accordance with generally accepted accounting principles in the United States of America. There is a possibility that Waitr’s first quarter financial results could vary materially from these preliminary estimates. In addition to the completion of the financial closing procedures of Waitr, factors that could cause actual results to differ from those described above are set forth below under “Cautionary Note Concerning Forward-Looking Statements.” Accordingly, you should not place undue reliance upon this preliminary information.

First Quarter Earnings Release

Waitr expects to release first quarter 2020 earnings results in early May 2020.

About Waitr Holdings Inc.

Founded in 2013 and based in Lafayette, Louisiana, Waitr is a leader in on-demand food ordering and delivery. Waitr, along with Bite Squad (which it acquired in January 2019), connects local restaurants to hungry diners in underserved U.S. markets. Together they are a convenient way to discover, order and receive great food from local restaurants and national chains. As of March 31, 2020, Waitr and Bite Squad operated in small and medium sized markets in the United States in over 600 cities.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” as defined by the federal securities laws, including statements regarding the Company’s preliminary financial results, implementation of strategic initiatives and future performance of the Company. Forward-looking statements reflect Waitr’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the impact of the coronavirus (COVID-19) pandemic on the Company’s business and operations, and those described under the section entitled “Risk Factors” in Waitr’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr (or to third parties making the forward-looking statements).

Waitr has thus far been able to operate effectively as it relates to the COVID-19 pandemic. However, the potential impact and duration of the COVID-19 pandemic on the global economy and on the Company’s business in particular may be difficult to assess or predict. The pandemic has resulted in, and may continue to result in, significant disruption of global financial markets, which may reduce the Company’s ability to access capital and continue to operate effectively. The COVID-19 pandemic could also reduce the demand for the Company’s services. In addition, a recession or further financial market correction resulting from the spread of COVID-19 could adversely affect demand for the Company’s services. To the extent that the COVID-19 pandemic adversely impacts the Company’s business, results of operations, liquidity or financial condition, it may also have the effect of increasing many of the other risks described in the risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Contacts:

Investors

WaitrIR@icrinc.com

Non-GAAP Financial Measure

Adjusted EBITDA is a financial measure that is not calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

We define Adjusted EBITDA as net loss adjusted to exclude interest expense, income taxes, depreciation and amortization, acquisition and restructuring costs, stock-based compensation expense, impairments of intangible assets and goodwill and gains and losses associated with derivatives and debt extinguishments and when applicable, other expenses that do not reflect our core operations. We use this non-GAAP financial measure as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Non-GAAP Financial Measure/Adjusted EBITDA” below for a reconciliation of preliminary, estimated net loss to Adjusted EBITDA for the first quarter ended March 31, 2020.

NON-GAAP FINANCIAL MEASURE

ADJUSTED EBITDA

(In millions)

(Unaudited)

Three Months Ended
March 31, 2020
NET LOSS	$(2) to (3)
Interest expense	3
Depreciation and amortization	2
Stock-based compensation	1
ADJUSTED EBITDA	$3 to 4